SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BUFFALO WILD WINGS, INC.

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BUFFALO WILD WINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held

June 10, 2004

TO THE SHAREHOLDERS OF BUFFALO WILD WINGS, INC.:

Our 2004 Annual Meeting of Shareholders will be held at Buffalo Wild Wings® Grill & Bar Restaurant, 11580 Theatre Drive, Champlin, Minnesota at 9:00 a.m. Central Time on Thursday, June 10, 2004, for the following purposes:

1.	To set the number of members of the Board of Directors at six (6).

2.	To elect members of the Board of Directors.

3.	To ratify the appointment of independent certified public accountants for the year ending December 26, 2004.

4.	To take action on any other business that may properly come before the meeting or any adjournment thereof.

Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and our 2003 Annual Report to Shareholders.

Only shareholders of record as shown on our books at the close of business on April 19, 2004 will be entitled to vote at our 2004 Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the 2004 Annual Meeting. Whether or not you plan to attend the 2004 Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided as soon as possible. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The prompt return of proxies will help us avoid the unnecessary expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS,

Sally J. Smith

President and Chief Executive Officer

Dated:	April 29, 2004 Minneapolis, Minnesota

BUFFALO WILD WINGS, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

to be held

June 10, 2004

The accompanying Proxy is solicited by the Board of Directors for use at our 2004 Annual Meeting of Shareholders to be held on Thursday, June 10, 2004, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

Any shareholder giving a Proxy may revoke it any time prior to its use at the 2004 Annual Meeting by giving written notice of such revocation to the Secretary or any other officer of Buffalo Wild Wings or by filing a later dated written Proxy with one of our officers. Personal attendance at the 2004 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2004 Annual Meeting. Proxies will be voted as directed therein. Proxies which are signed by shareholders but which lack specific instruction with respect to any proposal will be voted in favor of such proposal as set forth in the Notice of Annual Meeting or, with respect to the election of directors, in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Buffalo Wild Wings Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

The mailing address of the principal executive office of Buffalo Wild Wings is 1600 Utica Avenue South, Suite 700, Minneapolis, Minnesota 55416. We expect that this Proxy Statement, the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about April 29, 2004.

OUTSTANDING SHARES AND VOTING RIGHTS

The Buffalo Wild Wings Board of Directors has fixed April 19, 2004 as the record date for determining shareholders entitled to vote at the 2004 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 2004 Annual Meeting. At the close of business on April 19, 2004, there were 8,036,448 shares of our Common Stock issued and outstanding. The Common Stock is our only outstanding class of capital stock. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2004 Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

The following table provides information as of the record date concerning the beneficial ownership of our Common Stock by (i) the named executive officers in the Summary Compensation Table, (ii) each of our directors, (iii) the persons known by us to own more than 5% of our outstanding Common Stock, and (iv) all current directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name (and Address of 5% Owner) or Identity of Group	Number of Shares Beneficially Owned(1)	Percent of Class (1)
Sally J. Smith(2)	197,032	2.4%
Mary J. Twinem(3)	109,474	1.3%
James M. Schmidt(4)	22,910	*
Emil Lee Sanders(5)	5,900	*
Robert D. McGurk(6)	5,000	*
Kenneth H. Dahlberg(7)	1,278,994	15.9%
Dale M. Applequist(8)	39,691	*
Robert W. MacDonald	—	*
Warren E. Mack(9)	70,266	*
J. Oliver Maggard(10)	12,638	*
Molly S. Simmons(11)	652,732	8.1%
Carefree Capital, Inc.(12)	754,610	9.4%
GMN Investors II, L.P.(11)	652,732	8.1%
All Executive Officers and Directors as a Group (13 Individuals)(13)	2,461,537	29.3%

*	Less than 1% of the outstanding shares of Common Stock.
(1)	Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual’s right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.
(2)	Includes 127,023 shares which may be purchased by Ms. Smith upon exercise of currently exercisable options.
(3)	Includes shares held jointly with spouse, and 88,450 shares which may be purchased by Ms. Twinem upon exercise of currently exercisable options.
(4)	Includes 17,305 shares which may be purchased by Mr. Schmidt upon exercise of currently exercisable options.
(5)	Includes 4,250 shares which may be purchased by Mr. Sanders upon exercise of currently exercisable options.
(6)	Represents 5,000 shares which may be purchased by Mr. McGurk upon exercise of currently exercisable options.
(7)	Includes 719,506 shares held by Carefree Capital Partners, L.P. and 35,104 shares held by Carefree Capital, Inc. and 18,751 shares which may be purchased by Mr. Dahlberg upon exercise of currently exercisable options. Carefree Capital, Inc. is the general partner of Carefree Capital Partners, L.P., and Mr. Dahlberg is the principal shareholder of Carefree Capital, Inc. The address for Carefree Capital and Mr. Dahlberg is 1600 Utica Avenue South, Suite 700, Minneapolis, MN 55416.

(8)	Includes 17,851 shares which may be purchased by Mr. Applequist upon exercise of currently exercisable options.
(9)	Includes 18,751 shares which may be purchased by Mr. Mack upon exercise of currently exercisable options.
(10)	Includes 11,251 shares which may be purchased by Mr. Maggard upon exercise of currently exercisable options.
(11)	Represents shares held by GMN Investors II, L.P., of which Ms. Simmons acts on behalf of as an officer of a management company and may be deemed to beneficially own the shares. The address for Ms. Simmons and GMN Investors II, L.P. is 20 William Street, Suite 250, Wellesley, MA 02481.
(12)	Includes 719,506 shares held by Carefree Capital Partners, L.P. See note (7).
(13)	Includes 365,457 shares which may be purchased directly or indirectly by current executive officers and directors upon exercise of currently exercisable options. See above footnotes for shares held indirectly or for the benefit of family members.

CORPORATE GOVERNANCE

Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The corporate governance practices that we follow are summarized below.

Independence

The Board has determined that a majority of its members are “independent” as defined by the listing standards of The Nasdaq Stock Market.

Code of Ethics & Business Conduct

The Board has approved a Code of Ethics & Business Conduct, which applies to all of our employees, directors and officers, and a Code of Ethics (“Executive Code of Ethics”), which applies to our principal executive officer, principal financial officer, principal accounting officer and controller. The Codes address such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Codes are available free of charge through our website at www.buffalowildwings.com and are available in print to any shareholder who sends a request for a paper copy to Buffalo Wild Wings, Inc., Attn. Investor Relations, 1600 Utica Avenue South, Suite 700, Minneapolis, Minnesota 55416. Buffalo Wild Wings intends to include on its website any amendment to, or waiver from, a provision of its Executive Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Meeting Attendance

Board and Committee Meetings. During fiscal 2003, the Board held seven (7) meetings. Each current director attended at least 75% of the meetings of the Board and the standing committees on which such director served.

Annual Meeting of Shareholders. Our policy is that all directors are expected to attend our annual meetings of shareholders. If a director is unable to attend an annual meeting, the director must send a written notice to our Secretary at least one week prior to the meeting.

Executive Sessions of the Board

An executive session of independent directors is held at the time of each regular Board meeting.

Committees of the Board

Our Board of Directors has four standing committees: Audit Committee, Compensation Committee, Governance/Nominating Committee and Executive Committee.

Audit Committee. The members of the Audit Committee are J. Oliver Maggard-Chair, Dale M. Applequist and Robert W. MacDonald, all independent directors. The Audit Committee reviews, in consultation with the independent accountants, our financial statements, accounting and other policies, accounting systems and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee is responsible for the engagement of our independent accountants and reviews other matters relating to our relationship with our accountants. The Board has determined that J. Oliver Maggard is the “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933. We acknowledge that the designation of Mr. Maggard as the audit committee financial expert does not impose on Mr. Maggard any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Maggard as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification. The Audit Committee’s Report is included on page 13. The Audit Committee met six (6) times during fiscal 2003.

Compensation Committee. The members of the Compensation Committee are Warren R. Mack-Chair and Dale M. Applequist, both independent directors. The Compensation Committee recommends to the Board of Directors from time to time the salaries to be paid to our executive officers and any plan for additional compensation it deems appropriate. In addition, this committee is vested with the same authority as the Board of Directors with respect to the granting of awards and the administration of our plans. The Compensation Committee’s Report is on page 9. The Compensation Committee met seven (7) times during fiscal 2003.

Governance/Nominating Committee. The members of the Governance/Nominating Committee are Kenneth H. Dahlberg-Chair, Dale M. Applequist and J. Oliver Maggard, all independent directors. The Governance/Nominating Committee was established as a standing committee in March 2003 to select candidates for our Board of Directors, select members of various committees and address corporate governance matters. The policies of the Governance/Nominating Committee are described more fully in the Governance/Nominating Committee’s Report on page 5. The Governance/Nominating Committee met once during fiscal 2003.

Executive Committee. The members of the Executive Committee are Sally J. Smith, Warren E. Mack and J. Oliver Maggard. During the intervals between the meetings of the Board of Directors, the Executive Committee has all the powers of the Board in the management of our business, properties and affairs, including any authority to take action provided in our Bylaws to be taken by the Board, subject to applicable laws. The Executive Committee, however, is not authorized to fill vacancies of the Board or its committees, declare any dividend or distribution or take any action which pursuant to the Bylaws is required to be taken by a vote of a specified portion of the whole Board. The Executive Committee met seven (7) times during fiscal 2003.

Communications with the Board

Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures. Shareholder communications to the Board should be sent to:

James M. Schmidt, Senior VP, General Counsel and Secretary

Buffalo Wild Wings, Inc.

1600 Utica Avenue South, Suite 700

Minneapolis, MN 55416

Compensation to Non-Employee Directors

Fees. In addition to being reimbursed for out-of-pocket expenses incurred while attending Board or committee meetings, the non-employee directors received the following fees in 2003:

	Regular Board Meetings			Committee Meetings		Annual Retainer**
	Attendance in Person	Attendance by Telephone	Annual Maximum*	Attendance in Person	Attendance by Telephone
Until May 29	$2,500	$1,250	$10,000	$250	$125	$2,500
May 29 to September 4	$3,750	$1,875	$15,000	$250	$125	$2,500
September 4 to Current Date	$5,000	$2,500	$20,000	$500	$250	$5,000

*	Unless Board authorizes higher amount.
**	Paid quarterly to Chairman of the Board and of each Committee.

Options. In addition to the fees set forth above, on September 5, 2002, the Board authorized the grant of nonqualified stock options to non-employee directors for attendance at each of three quarterly Board meetings beginning in September 2002, with an option to purchase 667 shares granted to each non-employee director who attended a Board meeting in person and an option to purchase 333 shares for attendance by telephone. The ten-year options become exercisable on the earlier of the first anniversary of the date of grant or the next shareholders’ meeting at which directors are elected. Each director in attendance at the May 2003 Board meeting received an option to purchase 250 shares. Currently, equity compensation, including options or restricted stock, may be granted to the non-employee directors at the discretion of the Compensation Committee.

GOVERNANCE/NOMINATING COMMITTEE REPORT

The Governance/Nominating Committee is comprised of independent directors. In accordance with its written charter adopted by the Board of Directors, the Governance/Nominating Committee assists the Board of Directors with fulfilling its responsibility regarding any matters relating to corporate governance including selection of candidates for our Board of Directors. Its duties include oversight of the principles of corporate governance by which Buffalo Wild Wings and the Board shall be governed; the codes of ethical conduct and legal compliance by which Buffalo Wild Wings and its directors, executive officers, employees and agents will be governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson and other Board leaders. In addition, the Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of Buffalo Wild Wings, nominating and screening of Board member candidates, evaluating the performance of Board members and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board.

The Governance/Nominating Committee will consider candidates for nomination as a director recommended by shareholders, directors, third party search firms and other sources. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, be familiar with our business and industry, have high moral character and mature judgment, be able to work collegially with others and not be serving on more than two boards of other public companies if employed full-time or five other public company boards if not employed full-time. In addition, factors such as the following may be considered:

•	appropriate size and diversity of the Board;

•	needs of the Board with respect to particular talent and experience;

•	knowledge, skills and experience of nominee;

•	familiarity with domestic and international business affairs;

•	age and legal and regulatory requirements;

•	appreciation of the relationship of our business to the changing needs of society; and

•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

Shareholders who wish to recommend one or more directors must provide a written recommendation to the Secretary of Buffalo Wild Wings. Notice of a recommendation must include the shareholder’s name, address and the number of Buffalo Wild Wings shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any. The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Buffalo Wild Wings may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

Shareholders who wish to present a proposal at an annual meeting of shareholders must provide a written notice to our Secretary at the address below. For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting and the shareholder’s name, address, the number of shares such shareholder owns and any material interest the shareholder may have in the proposal. The Secretary will forward the proposals and recommendations to the Governance/Nominating Committee. See “Shareholder Proposals” on page 14.

James M. Schmidt, Senior VP, General Counsel and Secretary

Buffalo Wild Wings, Inc.

1600 Utica Avenue South, Suite 700

Minneapolis, MN 55416

A copy of the current Governance/Nominating Committee Charter can be found on our website at www.buffalowildwings.com.

Members of the Governance/Nominating Committee

                Kenneth H. Dahlberg, Chair

                Dale M. Applequist

                J. Oliver Maggard

ELECTION OF DIRECTORS

(Proposals #1 and #2)

Our Bylaws provide that the number of directors shall be the number set by the shareholders, which shall be not less than one. Pursuant to Board authorization, the Governance/Nominating Committee set the number of directors at six (6) and selected the persons listed below as nominees to be elected at the Annual Meeting, all of whom are current directors. Unless otherwise instructed, the Proxies will be so voted.

Under applicable Minnesota law, approval of the proposal to set the number of directors at six and the election of the nominees to the Board of Directors require the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, provided that such majority must be greater than 25% of our outstanding shares.

In the absence of other instruction, the Proxies will be voted for each of the individuals listed below. If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors shall be duly elected and shall qualify. All of the nominees are members of the current Board of Directors. If, prior to the 2004 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unable to serve as a director after the 2004 Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Board of Directors. Alternatively, the Proxies may, at the Board’s discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

Name	Age	Position with Buffalo Wild Wings	Director Since
Sally J. Smith(4)	45	President, Chief Executive Officer and Director	1996
Kenneth H. Dahlberg(2)	86	Chairman of the Board	1994
Dale M. Applequist(1)(2)(3)	55	Director	1997
Robert W. MacDonald(1)	61	Director	2003
Warren E. Mack(3)(4)	59	Director	1994
J. Oliver Maggard(1)(2)(4)	48	Director	1999

(1)	Member of Audit Committee
(2)	Member of Governance/Nominating Committee
(3)	Member of Compensation Committee
(4)	Member of Executive Committee

Business Experience of the Director Nominees

Sally J. Smith has served as our Chief Executive Officer and President since July 1996 and as our Chief Financial Officer from 1994 to 1996. Prior to joining Buffalo Wild Wings, she was the Chief Financial Officer of Dahlberg, Inc., the manufacturer and franchisor of Miracle-Ear hearing aids, from 1983 to 1994. Ms. Smith began her career with KPMG LLP, an international accounting and auditing firm. Ms. Smith is a CPA. Ms. Smith serves on the board of the National Restaurant Association.

Kenneth H. Dahlberg has served as Chairman of Carefree Capital, Inc. since June 1995, and he served as its Chief Executive Officer from June 1995 to January 2004. He was the founder of Dahlberg, Inc., a public company prior to its acquisition by Bausch & Lomb, Inc. in 1993, and served as its Chairman of the Board from 1948 to 1993.

Dale M. Applequist served as President and Chief Executive Officer of Cash Plus, Inc., an advertising agency he co-founded, from 1978 to 1998. He also was a partner and director of Campbell-Mithun Advertising, LLC from 1990 to 1998.

Robert W. MacDonald has been Chairman of Allianz Life Insurance Company of North America since March 2002, prior to which he served as its Chief Executive Officer from October 1999 to March 2002. Mr. MacDonald has also been a principal of CTW Consulting, LLC, a business consulting firm, since March 2002. From 1987 to 1999, Mr. MacDonald served as Chairman and Chief Executive Officer of LifeUSA Holding, Inc., an insurance holding company. Mr. MacDonald is also a director of Triple Net Properties, LLC.

Warren E. Mack has been an attorney with the law firm of Fredrikson & Byron, P.A. since 1969, serving as its Chairman since September 1999, its President from 1985 to 1997 and as a director since 1978. Fredrikson & Byron, P.A. provides legal services to us.

J. Oliver Maggard has served as Managing Partner of Caymus Partners LLC, an investment banking company in New York, since October 2002. From January 1995 to October 2002, Mr. Maggard was a Managing Director and Partner of Regent Capital Management Corp., a private equity firm which he co-founded. Prior to founding Regent Capital, Mr. Maggard held various positions with Bankers Trust Company, Kidder Peabody & Company, Inc., Drexel Burnham Lambert Incorporated and E.F. Hutton & Co. Mr. Maggard also serves as a director of Datatec Systems, Inc.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued for each of our last two fiscal years to the Chief Executive Officer and to the four highest paid executive officers whose total annual salary and bonus paid or accrued for fiscal year 2003 exceeded $100,000 (the “Named Executive Officers”).

		Annual Compensation			Long Term Compensation
	Fiscal Year	Salary ($)	Bonus ($)	Other ($)	Options	All Other Compensation ($) (1)

Sally J. Smith Chief Executive Officer and President	2003 2002	320,000 295,000	142,848 222,873	— —	3,000 5,000	47,645 43,294

Mary J. Twinem Chief Financial Officer	2003 2002	200,000 185,000	89,280 139,768	— —	3,000 5,000	30,191 26,701

Emil Lee Sanders Senior VP, Development and Franchising	2003 2002	185,000 175,000	68,783 94,553	— —	1,600 1,000	23,252 17,779

James M. Schmidt Senior VP, General Counsel and Secretary(2)	2003 2002	167,000 110,769	62,091 59,447	— 15,000	1,600 8,000	19,622 11,077

Robert D. McGurk Senior VP, Operations	2003 2002	200,000 158,330	38,360 106,344	— 17,263	1,600 10,000	21,461 16,401

(1)	The amounts in this column for the most recently completed fiscal year include (a) contributions to our 401(k) plan for benefit of executive officer: Ms. Smith—$3,919; Ms. Twinem—$3,988; Mr. Sanders—$3,273; and Mr. Schmidt—$1,927; (b) long-term disability premium: Ms. Smith—$3,726; Ms. Twinem—$1,203; Mr. Sanders—$1,479; Mr. Schmidt—$995; and Mr. McGurk—$1,461; and (c) deferred compensation accruals: Ms. Smith—$40,000; Ms. Twinem—$25,000; Mr. Sanders—$18,500; Mr. Schmidt—$16,700; and Mr. McGurk—$20,000. The deferred compensation vests over of five-year period on the basis of 20% per year for each year of service.
(2)	Mr. Schmidt joined us in April 2002.

Option Grants During 2003 Fiscal Year

The following table provides information regarding stock options granted during fiscal 2003 to the Named Executive Officers. We have not granted any stock appreciation rights.

Name	Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share(1)	Expiration Date

Sally J. Smith	3,000	6.47%	$18.15	05/29/13

Mary J. Twinem	3,000	6.47%	$18.15	05/29/13

Emil Lee Sanders	1,600	3.45%	$18.15	05/29/13

James M. Schmidt	1,600	3.45%	$18.15	05/29/13

Robert D. McGurk	1,600	3.45%	$18.15	05/29/13

(1)	The options were granted on May 29, 2003, prior to our initial public offering, at the fair market value of our Common Stock as determined by the Board of Directors. The options are exercisable to the extent of 25% of the shares on the first four anniversary dates of the date of grant.

Option Exercises During 2003 Fiscal Year and Fiscal Year-End Option Values

The following table provides information as to options exercised by the Named Executive Officers during fiscal 2003 and the number and value of options at December 28, 2003. We do not have any outstanding stock appreciation rights.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Unexercised Options at December 28, 2003		Value of Unexercised In-the Money Options at December 28, 2003(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Sally J. Smith	40,250	$518,150	114,773	20,499	$2,319,045	$310,511

Mary J. Twinem	18,000	$225,000	79,550	16,050	$1,557,623	$230,198

Emil Lee Sanders	1,650	$12,375	3,600	7,350	$57,383	$99,218

James M. Schmidt	2,845	$34,674	13,030	10,225	$237,589	$130,155

Robert D. McGurk	—	—	2,500	9,100	$31,125	$102,255

(1)	Options were exercised prior to our initial public offering of Common Stock on November 21, 2003 (“IPO”); value realized is calculated on the basis of the difference between the option exercise price and $16.50 for Ms. Smith and $15.00 for all others, which prices were based on a good faith estimate of the anticipated price range of the IPO at the time of the exercise, multiplied by the number of shares of Common Stock underlying the option.
(2)	Value of unexercised options is calculated on the basis of the difference between the option exercise price and $23.70, the closing sale price for our Common Stock as of December 28, 2003 as quoted by The Nasdaq Stock Market, multiplied by the number of shares of Common Stock underlying the option.

Compensation Committee Report on Executive Compensation

Compensation Committee Interlocks and Insider Participation. The Compensation Committee of our Board of Directors is comprised of Dale M. Applequist and Warren E. Mack, both of whom are independent directors.

Overview and Philosophy. The Compensation Committee’s executive compensation policies are designed to enhance the financial performance of Buffalo Wild Wings, and thus shareholder value, by significantly aligning the financial interests of our key executives with those of our shareholders. Compensation of our executive officers is comprised of five parts: base salary, deferred compensation accruals, annual incentive bonuses, fringe benefits and long-term incentive opportunity in the form of stock options or restricted stock awards.

The Compensation Committee believes that the base salaries of our executive officers for fiscal 2003 are generally comparable to base salaries of executive officers of comparable publicly-held companies in our industry. Executive officers also have the opportunity to earn incentive bonuses if certain financial and/or other performance goals are met by Buffalo Wild Wings. Long-term incentives are based on stock performance through stock options or restricted stock awards. The Compensation Committee believes that stock ownership by our executive officers is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value. Overall, the intent is to have a significant emphasis on variable compensation components and less on fixed cost components. The Compensation Committee believes this philosophy and structure are in the best interests of our shareholders.

Bonuses. We have followed a policy of setting bonus plans for the executive officers, based on the individual performance of the executive officers as well as the overall performance of Buffalo Wild Wings.

Stock Options and Other Incentives. We have a long-term equity incentive plan for executive officers and key employees, including restaurant managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in our Common Stock.

The 2003 Equity Incentive Plan authorizes the Compensation Committee of the Board of Directors to award stock options and restricted stock to executive officers and other employees. The Committee anticipates granting restricted stock; however, as of this date, no restricted stock has been granted. Options are granted at an option price not less than the fair market value of our Common Stock on the date of grant and vest over a period of four years. The amount of stock options awarded is generally a function of the recipient’s position. Awards are intended to be generally competitive with other companies of comparable size and complexity within our industry.

Benefits. Buffalo Wild Wings provides medical and insurance benefits to its executive officers, which benefits are generally available to all Buffalo Wild Wings employees. Buffalo Wild Wings has a 401(k) plan in which all qualified employees, including the executive officers, may participate. The amounts of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2003.

Chief Executive Officer Compensation. Sally J. Smith served as our Chief Executive Officer in fiscal 2003. Her compensation was determined in accordance with the policies described above as applicable to all executive officers. In arriving at Ms. Smith’s compensation, the Compensation Committee took into consideration her leadership in profitably growing Buffalo Wild Wings and her commitment to the development of the corporate strategy designed to generate improved financial performance in 2003 and thereafter. Ms. Smith’s annual base salary was $320,000 in 2003, together with deferred compensation accrual of $40,000. Ms. Smith’s 2004 base salary has been determined to be $350,000, with deferred compensation accrual of $43,750. A bonus in the amount of $142,848 was awarded to Ms. Smith for fiscal 2003. In addition, options to purchase 3,000 shares were granted to Ms. Smith in fiscal 2003. For additional information, see the section of this Proxy Statement entitled Executive Compensation – Employment Agreements and Termination of Employment Arrangements.

Summary. Aggregate executive compensation was $2,218,754 in fiscal 2003, including $164,200 in deferred compensation accruals and $542,554 in bonuses. Options to purchase 15,600 shares were granted to our executives in fiscal year 2003. The Compensation Committee intends to continue its policy of paying relatively moderate base salaries, basing bonuses on performance and granting options or restricted stock to provide long-term incentive.

Members of the Compensation Committee

                Warren E. Mack, Chair

                Dale M. Applequist

Stock Performance Chart

The following graph compares the monthly change in the cumulative total shareholder return on our Common Stock during the period ended December 28, 2003 with the cumulative total return on the Nasdaq U.S. Index and the S&P 600 Restaurants Index. The comparison assumes $100 was invested on November 21, 2003, the date of our initial public offering, in Buffalo Wild Wings Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

	11/21/03	11/30/03	12/28/03
Buffalo Wild Wings, Inc.	$100.00	$131.71	$152.18
Nasdaq U.S. Index	$100.00	$103.65	$103.57
S&P 600 Restaurants Index	$100.00	$103.55	$105.73

Employment Agreements and Termination of Employment Arrangements

We have entered into employment agreements with each of our executive officers, including each of the following: Sally J. Smith and Mary J. Twinem effective December 1, 1999, Emil Lee Sanders effective August 20, 2001, James M. Schmidt effective April 22, 2002 and Robert D. McGurk effective February 25, 2002 (each referred to as Named Executive Officer below). The agreements are for one-year terms and include an automatic extension for successive one-year terms. Except for Mr. McGurk’s agreement, all agreements have been renewed and are currently in effect. Mr. McGurk did not renew his agreement, and he resigned on February 25, 2004. The agreements provide for a base salary, which salary is reviewed annually by the Compensation Committee. The base salaries under the current agreements are $350,000 for Ms. Smith, $225,000 for Ms. Twinem, $182,000 for Mr. Schmidt and $200,000 for Mr. Sanders.

The employment agreements include termination and resignation provisions, a confidentiality clause, a non-compete provision and a severance package in the event that Buffalo Wild Wings doesn’t renew the agreement, the officer is terminated without cause or if the officer resigns for good reason. Severance payments are for one year for Ms. Smith and Ms. Twinem and six months for the other Named Executive Officers. Under our deferred compensation plan, deferred compensation is accrued, which amounts are subject to certain vesting provisions depending on length of employment and circumstances of employment termination. The amount of deferred compensation is based on a percentage of base salary, which amount is 12.5% for Ms. Smith and Ms. Twinem and 10% for the other Named Executive Officers.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Buffalo Wild Wings with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, we believe that, during fiscal year 2003, all officers, directors and greater than ten-percent beneficial owners complied with the applicable filing requirements.

Certain Transactions

As part of a bridge financing in 1999, we issued warrants to purchase an aggregate of 35,104 shares of our Common Stock at $3.35 per share to Carefree Capital, Inc., of which Kenneth H. Dahlberg, one of our directors, is the sole shareholder. The warrants were exercised on March 23, 2004.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

(Proposal #3)

General

The Board of Directors recommends that the shareholders ratify the appointment of KPMG LLP, as independent certified public accountants for Buffalo Wild Wings for the year ending December 26, 2004. KPMG LLP has served as independent certified public accountants for us since 1994. KPMG LLP provided services in connection with the audit of our financial statements for the year ended December 28, 2003, assistance with our Annual Report submitted to the Securities and Exchange Commission on Form 10-K and filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Audit Fees

We paid the following fees to KPMG LLP for fiscal year 2003:

2003
Audit Fees	$108,000
Audit-Related Fees	41,490
Tax Fees	32,100
All Other Fees	397,000

$578,590

Audit-related fees are primarily for services in connection with the employee benefit plan, National Advertising Fund, SEC filings not included in audit fees and work relating to Sarbanes-Oxley compliance. Tax fees include fees for services provided in connection with tax planning and tax compliance. All other fees are related to our initial public offering.

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining accountants’ independence and has determined that such services are compatible with maintaining accountants’ independence.

Pre-Approval of Audit Fees

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for Buffalo Wild Wings by its independent auditors or any other auditing or accounting firm.

Report of Audit Committee

The Board of Directors maintains an Audit Committee comprised of three of our outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committees, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(14).

In accordance with its written charter adopted by the Board of Directors, which is filed as Appendix A hereto, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Buffalo Wild Wings. In performing its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited consolidated financial statements with management;

(2)	discussed with the independent certified public accountants the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)	reviewed the written disclosures and the letter from the independent certified public accountants required by the Independence Standards Board’s Standard No.1, and discussed with the independent certified public accountants any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2003, as filed with the Securities and Exchange Commission.

Members of the Audit Committee

        J. Oliver Maggard, Chair

        Dale M. Applequist

        Robert W. MacDonald

OTHER BUSINESS

Management knows of no other matters to be presented at the 2004 Annual Meeting. If any other matter properly comes before the 2004 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of Buffalo Wild Wings and intended to be presented at the 2005 Annual Meeting must be received by us by December 30, 2004 to be included in our proxy statement and related proxy for the 2005 Annual Meeting. If a shareholder proposal intended to be presented at the 2005 annual meeting but not included in the proxy materials is received by us after March 15, 2005, then management named in our proxy for the 2005 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting.

ANNUAL REPORT

A copy of our Annual Report to Shareholders for the fiscal year ended December 28, 2003, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO JAMES M. SCHMIDT, SENIOR VP, GENERAL COUNSEL AND SECRETARY OF BUFFALO WILD WINGS, INC., 1600 UTICA AVENUE SOUTH, SUITE 700, MINNEAPOLIS, MINNESOTA 55416. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF APRIL 19, 2004, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS.

BY ORDER OF THE BOARD OF DIRECTORS

Sally J. Smith, President and Chief Executive Officer

Dated: April 29, 2004

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

BUFFALO WILD WINGS, INC.

I. PURPOSE

The primary function of the Audit Committee of Buffalo Wild Wings, Inc. (the “Company”) is to provide oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Coordinate, review and appraise the audit efforts of the Company’s independent accountants and, to the extent the Company has an internal auditing or similar department or persons performing the functions of such department (“internal auditing department” or “internal auditors”), the internal auditing department.

•	Communicate directly with the independent accountants, the financial and senior management, the internal auditing department and the Board of Directors regarding the matters related to the Committee’s responsibilities and duties.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

In carrying out its responsibilities, the Committee shall have the authority to consult with the Company’s outside legal counsel and other advisors or to engage independent advisors, including legal and financial advisors. The Company shall provide appropriate funding to pay for any independent advisors engaged by the Committee.

II. MEMBERSHIP

The Committee shall be comprised of three or more directors elected by the Board, each of whom shall be independent as such standard is set forth in applicable regulations. Committee members shall serve until the next annual organizational meeting of the Board, or until their successors are duly elected and qualified. The Chair of the Committee shall be elected by the Board. In the absence of the election of a Chair by the Board, the members of the Committee shall elect a Chair by majority vote of the Committee membership.

All Committee members shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, at the time of their appointment to the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. At least one member of the Committee shall be an “audit committee financial expert,” as such term is defined in applicable regulations.

III. RESPONSIBILITIES AND DUTIES

Documents/Reports Review

•	Review and update this Charter periodically, at least annually, as conditions dictate.

•	Review the Company’s annual financial statements and any reports or other financial information or estimates submitted to any governmental body or the public, including any certification, report, opinion or review rendered by the independent accountants.

•	Review the regular internal reports to management prepared by the internal auditing department and management’s response to such reports.

•	Review with financial management and the independent accountants any 10-Q or 10-K prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

•	Appoint, compensate and oversee the Company’s independent auditors. The Company’s independent auditors shall report directly to the Committee. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

•	Review the performance of the independent accountants and discharge the independent accountants when circumstances warrant.

•	Periodically consult with the independent accountants out of the presence of management regarding the adequacy of internal controls and the fullness and accuracy of the Company’s financial statements.

•	Prior to approval by the Board, pre-approve all audit services and permissible non-audit services to be performed by the Company’s independent auditors. Neither the Committee nor the Board shall approve, and the Company’s independent auditors shall not provide to the Company, non-audit services as prohibited by the SEC regulations if such services are to be provided contemporaneously while serving as independent auditors of the Company.

Audit Committee Report

•	Prepare an annual Audit Committee Report to be presented to the Board. The Audit Committee Report shall include, at a minimum, the following representations:

(1)	that the Committee has reviewed and discussed the audited financial statements with management;

(2)	that the Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

(3)	that the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence;

(4)	that, based on the review and discussions referred to in paragraphs (1) through (3) of this item, the Committee recommends (or declines to recommend) to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission; and

(5)	that the individual Committee members, and the Committee in the aggregate, complies with the Committee independence requirements set forth in applicable regulations.

The Audit Committee Report may include other information that the Committee deems appropriate. The Committee will prepare the Audit Committee Report with the understanding that its representations will in used by the Board and the Company to comply with Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A as those regulations affect the Company.

Risk Management

•	Review activities, organizational structure and qualifications of the internal audit department.

•	Ensure that the internal auditing department periodically reports (as deemed necessary) directly to the Committee. The Committee shall meet with key members of the internal auditing department at least annually, without management or others present, to discuss the adequacy of the internal audit function and results of such internal audit reviews.

•	Inquire of management, internal auditors and external auditors about the adequacy of the Company’s internal control procedures as a complete system, as well as the discovery of any individually material gaps and/or failures in the Company’s internal control procedures.

•	Meet periodically with those members of management responsible for Company risk assessment and risk management to understand and evaluate the Company’s risk assessment and risk management efforts.

•	Instruct the internal and external auditors, the Chief Executive Officer and Chief Financial Officer that the Committee expects to be advised if there are areas of Company operation that, consistent with the Committee’s purpose, require its special attention.

Related-Party Transactions

•	Review and approve all related-party transactions to which the Company may be a party prior to their implementation to assess whether such transactions meet applicable legal requirements.

Financial Reporting Processes

•	In consultation with the independent accountants and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

•	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

•	Consider the adequacy of the financial and accounting staff.

Process Improvement

•	Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

•	Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information or any significant disagreement among these groups in connection with the preparation of the financial statements.

•	Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

Ethical and Legal Compliance

•	Review periodically the Company’s Code of Ethical Conduct and management’s enforcement of the Code as it relates to the Company’s financial reporting process and internal control system.

•	Annually determine if such Code is accomplishing its stated purposes.

•	Ensure that management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

•	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

•	Establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. At a minimum, these procedures shall allow employees to submit concerns regarding questionable accounting and auditing matters on a confidential, anonymous basis.

•	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

IV. AUTHORITY

The Audit Committee shall have the authority as and when it shall determine to be necessary or appropriate to the functions of the Audit Committee, to:

i.	Appoint, discharge and authorize compensation of the Company’s independent auditors;

ii.	At the expense of the Company, to retain and compensate such consultants and advisors, as it determines necessary to assist it with its functions;

iii.	To request from the Chief Executive Officer, the Chief Financial Officer and such other members of Company management as the Committee shall deem appropriate advice and information, orally or in writing, concerning the Company’s business operations and financial condition relevant to the functions of the Committee.

V. MEETINGS AND MINUTES

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the director of the internal auditing department in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent accountants and management quarterly to review the Company’s financials consistent with Section III of this Charter.

The Audit Committee will maintain written minutes of its meeting. Such minutes will be provided to the Board of Directors, and filed with the minutes of the meetings of the Board of Directors.

VI. MANAGEMENT COOPERATION

Management of the Company is requested to cooperate with the Audit Committee, and to render assistance to the Audit Committee as it shall request in carrying out its functions.

Buffalo Wild Wings, Inc.

1600 Utica Avenue South, Suite 700

Minneapolis, Minnesota 55416

To Vote Your Proxy

Mark, sign and date your proxy card, detach it and return it in the postage-paid envelope provided.

Ú FOLD AND DETACH HERE AND READ THE REVERSE SIDE Ú

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

PROXY						Please mark your votes like this	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1. SET THE NUMBER OF DIRECTORS AT SIX (6).	☐	☐	☐	3. RATIFY APPOINTMENT OF KPMG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 26, 2004.	☐	☐	☐

		FOR	WITHHOLD AUTHORITY
2. ELECTION OF DIRECTORS		☐	☐	4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

Sally J. Smith Robert W. MacDonald	Kenneth H. Dahlberg Warren E. Mack	Dale M. Applequist J. Oliver Maggard

Signature                                                                                                        Signature                                                                                                        Date

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Buffalo Wild Wings, Inc.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 10, 2004

9:00 a.m. Central Time

Buffalo Wild Wings® Grill & Bar Restaurant

11580 Theatre Drive

Champlin, MN

Buffalo Wild Wings, Inc.

1600 Utica Avenue South, Suite 700, Minneapolis, Minnesota 55416                 proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Sally J. Smith and Mary J. Twinem, and each of them, as proxies, each with the power to appoint her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Buffalo Wild Wings, Inc. held of record by the undersigned at the close of business on April 19, 2004 at the Annual Meeting of Shareholders of Buffalo Wild Wings, Inc. to be held on June 10, 2004 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)